LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease"), dated as of June 28, 1988, is made and entered into by and between J & R Sales, a Washington general partnership, whose address is: 1021 Mercer Street, Seattle, Washington 98109 ("Landlord") and LEONARD'S METAL, INC., a Missouri corporation whose address is: 3030 North Highway 94, St. Charles, Missouri 63301, Attn: Ronald S. Saks ("Tenant").

                                    RECITALS

         A. Landlord is the owner of the property located at 204 "H" Street N.W., Auburn, Washington and the improvements, fixtures and mechanical systems located thereon (the "Building").

         B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the southerly 18,364 square feet of the Building as more particularly outlined and described on Exhibit A attached hereto (the "Premises"), on the terms and subject to the conditions below.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals, the covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises on the terms and subject to the conditions herein. All personal property of Tenant located or to be located on the Premises, including, without limitation, Tenant owned trade fixtures, shall remain the property of Tenant.

         2. Term. The term of this Lease shall be for two years (the "Initial Term") commencing August 1, 1988 (the "Commencement Date") and expiring on midnight, July 31, 1990. Tenant shall be allowed to enter into possession of the Premises prior to the Commencement Date, without being obligated to pay rent, in order to install Tenant's equipment and fixtures.

         3. Renewal Option. Tenant is hereby granted one option to extend the term of this Lease for two years. To exercise such option, Tenant shall give written notice to Landlord of its intention to extend the term of this Lease at least ninety (90) days prior to the expiration of the Initial Term. All of the terms and conditions of this Lease shall remain in full force and effect during any such extended term except as the expiration date may change by the expiration of such option and the rent which shall be adjusted in accordance with Section 5 below.

         4. Rent During Initial Term. Tenant agrees to pay to Landlord as fixed annual rent during the Initial Term, the sum of Forty-Four Thousand One Hundred Dollars ($44,100.00) in equal monthly installments of Three Thousand Six Hundred Seventy-Five Dollars ($3,675.00).

         5. Rent During Extension. The fixed annual rent payable by Tenant during the extended term of this Lease shall be Forty-Eight Thousand Nine Hundred Sixty Dollars ($48,960.00) payable in equal monthly installments of Four Thousand Eighty Dollars ($4,080.00).

         6. Additional Rent. In addition to the fixed annual rent, Tenant shall pay to Landlord additional rent with respect to each lease year in accordance with the following provisions:

         (a) Definitions.

               (i) "Common Areas" means all areas provided for the common or joint use and benefit of the occupants of the Building and their employees, agents, customers and invitees including, without limitation, parking areas, landscaped areas and common walkways. The term Common Area does not include structural portions of the Building including the walls, roof and foundation.

               (ii) "Expenses" shall mean real estate taxes and those expenses paid or incurred by or in behalf of Landlord for operating and maintaining the Common Areas of the Building and the personal property used in the operation thereof, including the cost of utilities servicing the Building (except for those utilities which are separately metered to the Premises or to other occupants of the Building), insurance, janitorial service and security service. Expenses shall not include the cost of finish work for other tenants of the Building, painting of the Building, repairs or replacements to the fence and gate around the Building, parking lot repairs, new landscape work, alterations of the Building, demolition of or alterations to the old brick building adjacent to the Building, depreciation charges, interest and principal payments on mortgages, real estate brokerage or leasing commissions.

         (b) Computation and Payment. Tenant shall pay to Landlord, as additional rent for each lease year, an amount equal to Tenant's pro rata share of Expenses. Tenant's pro rata share of Expenses shall be equal to a fraction, the numerator of which is the number of square feet comprising the Premises and the denominator of which is the number of square feet comprising the Building. It is agreed that such fraction is equal to Thirty-Eight and 3/10 percent (38.3). With respect to any Expense for which Landlord desires to be reimbursed by Tenant for Tenant's pro rata share thereof, Landlord shall deliver to Tenant a statement of the amount to be paid by Tenant together with copies of invoices received by Landlord relative to such Expense. Tenant shall pay to Landlord its pro rata share of any such Expense within fifteen (15) days after the receipt of the statement therefor.

         7. Utilities. Tenant shall pay when due all charges for utilities services which are separately metered to the Premises. Landlord shall not be liable for any interruption in the supply of any utility to the Premises not caused or reasonably preventable by Landlord.

         8. Use of Premises. Tenant may use the Premises for any lawful purpose, including, without limitation, the manufacturing of aircraft parts and airframe subassemblies. Landlord represents that use of the Premises for the manufacturing of aircraft parts and airframe subassemblies is permitted under all applicable zoning and land use laws and regulations and by all private deed restrictions affecting the Premises.

         9. Signs. Tenant may erect, install and maintain such sign or signs upon and within the area of the Premises as Tenant shall from time to time deem necessary in the operation of its business. All such signs shall comply with all applicable laws, rules and ordinances.

         10. Authorization and Repairs. Throughout the term of this Lease, Tenant shall have the right, at its cost, to make such alterations, additions, changes and improvements to the interior of the Premises as Tenant shall from time to time deem reasonably necessary or desirable for the operation of its business subject to the prior written approval of Landlord which approval shall be not be unreasonably withheld or delayed. In addition, Landlord shall reimburse Tenant for one-half of Tenant's cost of making improvements to the Premises (including expanding the office area and electrical supply); provided, however, that Landlord's portion of such costs shall not exceed Fifteen Thousand Dollars ($15,000.00). Landlord shall reimburse Tenant for such costs by means of a credit against the fixed rent due hereunder in the amount of Six Hundred Twenty-Five Dollars ($625.00) per month until Tenant has been fully reimbursed as provided herein. In the event Landlord sells, conveys or otherwise transfers the Building, Landlord shall pay to Tenant, in cash, the balance, if any, owed by Landlord to Tenant as a result of Tenant's improvements to the Premises. Prior to the Commencement Date, Landlord shall, at Landlord's expense, repair the damaged truck delivery doors, roof leaks, fences and gates, paint and clean the existing office area and provide a fully operational Premises.

         11. Repairs and Maintenance. Throughout the term hereof, Tenant shall, at its expense, maintain the Premises in as good as condition as received. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises in as good as condition as received, ordinary wear and tear and casualty losses excepted. Landlord shall be responsible for repairing, replacing as needed and maintaining the roof, the exterior walls and the structural portions of the Premises. In addition, Landlord, at Landlord's cost, shall repair the floor area where the footing wall has been removed along the northern column line. Such floor area should be leveled out to provide good access to the smaller rectangular portion of the Premises (Northeast corner). Any alterations to the Premises required to be made as a result of changes in applicable building codes, shall be made by Landlord, at Landlord's cost.

         12. Insurance. Tenant shall maintain, at its cost, liability insurance insuring against any and all liability of the Tenant with respect to the Premises arising out of the maintenance, use or occupancy thereof with limits of coverage not less than One Million Dollars ($1,000,000.00) for personal injury and not less than Five Hundred Thousand Dollars ($500,000.00) for property damage. All such policies of insurance shall name Landlord as an additional insured. Tenant, upon the request of Landlord, shall furnish to Landlord a current certificate of such insurance. Such certificate shall contain a provision indicating that the insurance company will use its best efforts to provide Landlord with fifteen (15) days notice prior to the termination or modification of such insurance.

         13. Attornment, Subordination and Nondisturbance.

               (a) Tenant shall, in the event any proceedings are brought for the foreclosure of any mortgage made by Landlord covering the Building or the Premises, attorn to the purchaser or the foreclosing mortgage holder upon any such foreclosure or sale and recognize such party as the landlord under this Lease.

               (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to all mortgages which may now or hereafter affect all or any portion of the Premises; provided that so long as Tenant is not in default under this Lease, Tenant's possession of the Premises will not be disturbed and Tenant shall have the right to continue to occupy the Premises upon the same terms and conditions as are contained in this Lease and any such mortgage or other instrument subordinating this Lease to a mortgage shall so provide.

         14. Assignment and Subletting. Tenant shall not assign this Lease or sublet the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in the foregoing, Tenant may merge with or into another entity without the necessity of obtaining Landlord's consent thereto.

         15. Damage or Destruction.

               (a) Partial Damage. In the event the Premises are damaged or destroyed by fire or other casualty, Landlord shall repair and restore those portions of the Premises so damaged or destroyed substantially to the condition thereof immediately prior to such damage or destruction. Landlord shall not be obligated to repair or restore Tenant's trade fixtures, equipment, inventory or other installations or improvements of Tenant.

               (b) Substantial Damage. Notwithstanding anything to the contrary in the foregoing, in the event the Premises are damaged or destroyed by fire or other casualty and Landlord and Tenant determine that the Premises cannot be restored within 90 days after the date of such damage or destruction, either party may, at its option, terminate this Lease upon twenty (20) days notice to the other party given within thirty (30) days after the occurrence of any damage or destruction.

               (c) Restoration. If the Premises are damaged or destroyed and can be repaired or restored within ninety (90) days after the date thereof, Landlord shall commence its obligation to repair and restore the Premises promptly and shall prosecute the same to completion diligently and in good faith. The rent payable by Tenant under this Lease shall be equitably abated during any period during which all or any portion of the Premises are unable to be used by Tenant based upon the portion of the Premises which cannot be used by Tenant.

         16. Condemnation. In the event that the entire Premises are taken under the power of eminent domain, this Lease will terminate as of the date possession is taken by the condemning authority. In the event that more than ten percent (10%) of the square feet of the Premises is taken under the power of eminent domain, Tenant shall have the option to terminate this Lease as of the date possession is taken by the condemning authority by the delivery of notice thereof to Landlord not less than thirty (30) days prior to the date that such portion of the Premises is to be taken. In the event that this Lease is terminated as aforesaid, neither party shall have any further rights or obligations hereunder thereafter and the rent and any other amounts payable by either of the parties hereunder shall be prorated as of the date of termination. In the event that this Lease is not terminated as aforesaid, the rent payable by Tenant hereunder shall be proportionately reduced by the number of square feet taken. All damages awarded for any such taking under the power of eminent domain, whether for the whole or any part of the Premises, shall belong to and be the property of Landlord; provided, however, Tenant may make a separate claim for loss or damage to Tenant's trade fixtures and removable personal property and for the cost of relocation.

         17.      Default and Remedies.

               (a) Default. Each of the following events shall constitute a default by Tenant in the performance of its obligations under this lease:

                       (i) the failure of Tenant to make any payment of rent when due and such failure is not cured within ten (10) days after the receipt of written notice from Landlord thereof;

                       (ii) the failure of Tenant to perform or observe any of the other terms or conditions of this Lease to be observed or performed by Tenant and such failure is not cured within thirty (30) days after the receipt of written notice thereof from Landlord; or

                       (iii) Tenants abandons the Premises.

               (b) Remedies. If Tenant shall default in the performance of its obligations under this Lease, Landlord may exercise any one or more of the following remedies, to the extent permitted by law, or any other remedy permitted under applicable law:

                       (i) Landlord may terminate this Lease upon the delivery of notice thereof to Tenant and Landlord shall have the right to immediate possession of the Premises and Tenant shall peacefully surrender the Premises to Landlord; or

                       (ii) Landlord, without terminating this Lease, shall have the right to recover possession of the Premises and Tenant shall peacefully surrender the Premises to Landlord. Landlord shall relet the Premises as agent of Tenant, for a term to expire prior to, at the same time as, or subsequent to the expiration of the term of this Lease. In the event of such reletting, Landlord shall receive the rents therefor, applying the same first, to the repayment of reasonable expenses as Landlord may have incurred in connection with said resumption of possession, preparing for reletting and reletting (including, without limitation, reasonable attorneys' fees), and, second, to the payment of damages in amounts equal to the rent and additional rent due hereunder and to the cost of performing the obligations of Tenant as provided in this Lease. Tenant, regardless of whether Landlord has relet the Premises, shall pay to Landlord damages equal to the rent and additional rent herein agreed to be paid by Tenant less the proceeds of the reletting, if any, and such rent shall be due and payable by Tenant on the date on which rent is due hereunder.

         18. Tenant's Equipment. Tenant may install such items of equipment and trade fixtures in or about the Premises as are required for the conduct of Tenant's business and such shall remain Tenant's property and, at Tenant's election, may be removed upon the termination or expiration of the term of this lease; provided, however, that Tenant shall repair any physical damages to the Premises caused by the removal thereof.

         19. Quiet Enjoyment. During the term of this Lease, so long as Tenant observes and performs all of the terms and conditions of this Lease to be observed and performed by Tenant, Landlord covenants that the peaceful possession and quiet enjoyment by the Tenant of the Premises will not be disturbed.

         20. Miscellaneous.

               (a) This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

               (b) Each party represents and warrants to the other that it has not directly or indirectly dealt with any broker or agent relative to this Lease or had its attention called to the Premises by any broker or agent except for Kidder, Matthews & Segner, Inc. whose commission shall be paid for by Landlord. Each party to this Lease agrees to indemnify, defend and hold the other parties harmless from and against any and all claims for commissions arising out of the execution and delivery of this Lease.

               (c) Any notice, demand or other document to be given under this Lease shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed to the party at their address as indicated on the first page of this Lease and the same shall be deemed delivered upon receipt if personally delivered or two business days after deposit in the mails, if mailed. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

               (d) Any controversy which shall arise between Landlord and Tenant regarding the rights, duties or liabilities hereunder of either party shall be settled by arbitration in accordance with the rules of the American Arbitration Association in King County, Washington. The award of the arbitrator shall be binding, final and conclusive on the parties and judgment may be entered thereon in any court. The non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees and costs incurred in connection with any litigation or arbitration proceeding commenced under this Lease.

               (e) Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all actions, claims, causes of action, damages, penalties, losses and expenses of any kind (including, without limitation, attorneys' fees and costs) which may be brought against or incurred by Tenant as a result of the underground fuel storage tanks located at the Premises and/or the Building including, without limitation, any costs associated with the cleanup or removal of such storage tanks or the restoration of the Premises relative thereto.

               (f) The dual gas space heating unit ("Gas Heater") split by the demising wall of the Premises shall be repaired and maintained by Landlord. In the event Tenant desires to use the Gas Heater, Tenant shall notify Landlord thereof and, upon such notice, Tenant shall have the right to use the Gas Heater to heat the Premises. In the event Tenant uses the Gas Heater to heat the Premises, Tenant shall proportionately share the cost of the use and maintenance thereof with the other party or parties using the Gas Heater based upon the amount of use of the Gas Heater by each of the parties.

               (g) This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this lease as of the day and year first above written.

                                   "LANDLORD"

                                   J & R SALES

                                    /s/ Russell L. Smith
                                   By:
                                      Russell L. Smith, General Partner


                                   "TENANT"

                                   LEONARD'S METAL, INC.

                                    /s/ Ronald S. Saks
                                   By:
                                      Ronald S. Saks, President

                       FIRST AMENDMENT TO LEASE AGREEMENT

         This First Amendment to Lease Agreement (this "Amendment"), dated as of August 1, 1989 is made and entered into by and between J & R Sales, a Washington general partnership ("Landlord") and Leonard's Metal, Inc., a Missouri corporation ("Tenant").

                                    RECITALS

         A. Landlord and tenant, entered into that certain Lease Agreement (the "Lease") dated as of June 28, 1988, relative to the lease of space at the property located at 204 "H" Street, N.W. Auburn, Washington.

         B. Landlord and Tenant desire to amend the Lease on the terms and subject to the conditions below.

         C. Unless indicated to the contrary, all capitalized terms in this Amendment shall have the meaning given to them in the Lease.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals, the covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Premises. The description of the Premises contained on Exhibit A to the Lease is hereby deleted and the description of the Premises contained on Exhibit A-1 attached hereto is substituted in place therefor. The Premises, as redefined, consists of 26,964 square feet of space in the Building.

         2. Term. The first sentence of Paragraph 2 of the Lease is hereby deleted and the following substituted in place therefor.

         "The term of this Lease shall be for three years and five months (the "Initial Term") commencing August 1, 1988 (the "Commencement Date") and expiring on midnight, December 31, 1991."

         3. Renewal Option. The first sentence of paragraph 3 of the Lease is hereby deleted and the following substituted in place therefor:

         "Tenant is hereby granted two (2) successive options to extend the term of this Lease each for a period of one (1) year."

         4. Rent During Initial Term. Paragraph 4 of the Lease is hereby deleted in its entirety and the following substituted in place therefor:

         "Rent During  Initial  Term.  Tenant agrees to pay to Landlord as fixed
         annual  rent  during  the  Initial  Term,  the  following   amounts  in
         accordance with the following schedule:

                                                          Monthly Installments
        Lease Period              Annual Rent                   Of Rent
        ------------              -----------            --------------------
      08/1/88-07/31/89            $44,100.00                    $3,675.00

      08/1/89-07/31/90            $71,184.96                    $5,932.08

      08/1/90-12/31/91            $74,420.64                    $6,201.72"


         5. Rent During Extension. Paragraph 5 of the Lease is hereby deleted in its entirety and the following substituted in place therefor:

         "Rent During Extension. The fixed annual rent payable by Tenant during any extended term of this Lease shall be Seventy-Four Thousand Four Hundred Twenty and 64/100 Dollars ($74,420.64) payable in equal monthly installments of Six Thousand Two Hundred One and 72/100 dollars ($6,201.72)."

                                                          Monthly Installments
        Lease Period              Annual Rent                   Of Rent
        ------------              -----------             --------------------
      01/1/92-12/31/92            $76,523.88                    $6,376.99

      01/1/93-12/31/93            $78,627.00                    $6,552.25

         6. Additional Rent. The third sentence of subparagraph 6(b) of the Lease is hereby deleted and the following substituted in place therefor:

         "It is agreed that such fraction is equal to Fifty-Six and 2/10 percent (56.2%)."

         7. Demolition. Landlord shall, at its cost, demolish, clear, pave and fence the area adjacent to the Building currently occupied by the approximately 4,000 square foot brick block building. Such work shall be performed as promptly as possible by Landlord following the date of this Lease and shall be completed no later than November 30, 1989.

         8. Parking. Tenant, and its employees, agents and invitees shall have the exclusive right to park in the areas in the parking lot adjacent to the Building which are in front of the Premises and in the area formerly occupied by the brick block building to be demolished pursuant to Section 7 of this Amendment.

         9. Office Remodeling. With respect to the additional space being added to the Premises in this Amendment, Landlord shall, at its cost, clean, paint and replace the carpeting in the approximately 360 square feet of office space located in such new space. Tenant shall have the right to approve the paint and carpeting. Such work shall be performed as promptly as possible after the date of this Amendment.

         10. Demising Walls. Tenant shall have the right, without the necessity of obtaining Landlord's consent, to demolish, cut holes in or otherwise alter the non-load bearing demising walls between the 18,364 square feet of space previously occupied by Tenant and the additional 8,600 square feet of space being added to the Premises by this Amendment.

         11. Overhead Heater. Landlord shall install, at its expense, a new overhead heater to replace the worn out overhead heater located in the additional space being added to the Premises by this Amendment.

         12.      Miscellaneous.

                  (a) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

                  (b)  This   Amendment   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment as of the day and year first above written.

                                      "LANDLORD"

                                      J & R SALES

                                       /s/ Russell L. Smith
                                      By:
                                      Printed Name:  Russell L. Smith
                                      Title:  Partner


                                      "TENANT"

                                      LEONARD'S METAL, INC.

                                       /s/ Ronald S. Saks
                                      By:
                                      Printed Name:  Ronald S. Saks
                                      Title:  President

                       SECOND AMENDMENT TO LEASE AGREEMENT

         This Second Amendment to Lease Agreement (this "Amendment"), dated as of June 15, 1993 is made and entered into by and between J & R Sales, a Washington general partnership ("Landlord"), and Leonard's Metal, Inc., a Missouri corporation ("Tenant").

         RECITALS

         A. Landlord and Tenant entered into that certain Lease Agreement dated as of June 28, 1988, and a First Amendment to Lease Agreement dated as of August 1, 1989 (the "First Amendment"), relative to the lease of space at the property located at 204 "H" Street N.W., Auburn, Washington (together, the "Lease").

         B. Landlord and Tenant desire to amend the Lease on the terms and subject to the conditions below.

         C. Unless indicated to the contrary, all capitalized terms in this Amendment shall have the meaning given to them in the Lease.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals, the covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term. The first sentence of Paragraph 2 of the Lease is hereby deleted and the following substituted in place therefor:

         "The term of this Lease shall be for ten years (the "Initial Term") commencing August 1, 1988 (the "Commencement Date") and expiring on midnight, December 31, 1998."

         2. Renewal Option. The parties hereby reaffirm the renewal option contained in paragraph 3 of the First Amendment.

         3. Rent During Initial Term. Paragraph 4 of the Lease is hereby deleted in its entirety and the following substituted in place therefor:

         "Rent During  Initial  Term.  Tenant agrees to pay to Landlord as fixed
         annual  rent  during  the  Initial  Term,  the  following   amounts  in
         accordance with the following schedule:

                                                            Monthly Installments
            Lease Period              Annual Rent               Of Rent
            ------------              -----------           --------------------
         08/1/88-07/31/89              $44,100.00               $3,675.00
         08/1/89-07/31/90              $71,184.96               $5,932.08
         08/1/90-12/31/91              $74,420.64               $6,201.72
         01/1/92-12/31/92              $76,523.88               $6,376.99
         01/1/93-12/31/93              $78,627.00               $6,552.25
         01/1/94-12/31/98              $87,363.36               $7,280.28

         4. Rent During Extension. Paragraph 5 of the Lease is hereby deleted in its entirety and the following substituted in place therefor:

         "Rent During Extension. The fixed rent payable by Tenant during any extended term of this Lease shall be mutually negotiated."

         5. Option to Purchase. During the term of this Lease Landlord hereby grants Tenant an option to purchase the property of which the Premises are a part (the "Property") pursuant to the terms of this paragraph. A description of the Property is contained in Exhibit A attached hereto. Landlord hereby agrees that if, during the Lease Term, Landlord lists the Property for sale, within five (5) days of the date the Property is so listed Landlord shall give a written notice to Tenant advising Tenant that the Property is listed for sale. If Tenant elects to exercise its option to purchase, Tenant shall so notify Landlord in writing within thirty (30) days of the date on which Tenant received the notice that the Property is listed for sale.

               (a) If Tenant exercises its option, the purchase price will be 95% of the fair market value of the Property, as may be agreed upon by Tenant and Landlord in writing. If no agreement is reached regarding the purchase price, the price shall be determined by an appraiser selected by mutual agreement of Landlord and Tenant, or if no agreement is reached regarding an appraiser, each party may select a qualified appraiser and if the appraised values are within ten percent (10%) of each other, the appraised values shall be averaged and the amount so determined shall be the purchase price for the Property. If the appraised values are not within ten percent of each other, the two appraisers shall select a third appraiser and the value determined by such third appraiser shall be the purchase price for the Property. If Landlord and Tenant agree on an appraiser (or if it is necessary to use a third appraiser) the appraisal fees shall be shared equally by Landlord and Tenant. If Landlord and Tenant each select a separate appraiser, Landlord and Tenant shall each pay the fees charged by their respective appraisers. In the event the purchase price is determined by appraisal, Landlord and Tenant agree that the following criteria shall be applied by each appraiser in determining the fair market value of the Property:

               (i) The appraiser shall take into account the fact that the Property is used as a manufacturing facility.

               (ii) The appraiser may take into account the highest and best use of the Property.

               (iii) If the appraiser takes into account the capitalization of rents for the Property, the rental rate used by the appraiser shall be the fair rental value of the Property based on its use as a manufacturing facility. The rentals paid by Tenant hereunder shall not be considered by the appraiser as the fair rental value of the Property unless the appraiser independently determines that the rent paid by Tenant is in fact the fair rental value.

         6. Right of First Refusal to Purchase. During the term of this Lease Landlord hereby grants Tenant a right of first refusal to purchase the Property as provided in this paragraph 6. If Landlord receives a bona fide, executed written offer to purchase the Property which Landlord desires to accept, then Landlord shall deliver notice thereof to Tenant along with a copy of such offer. For a period of fifteen (15) days from the date of delivery of such notice, Tenant shall have the right, exercisable by written notice to Landlord, to purchase the Property for the price and on the terms and conditions contained in such offer, provided that Tenant may substitute equivalent cash for any form of payment proposed in such offer. If Tenant does not exercise this right of first refusal within said fifteen (15) day period, the offer may be accepted by Landlord; provided, however, if the sale of the Property pursuant to the offer is not closed within six months of the date of said offer, Tenant shall again have the right of first refusal herein described.

         7. Surfacing of Parking Strip. Landlord hereby agrees to surface the parking strip described in Exhibit B hereto, in the manner specified in Exhibit C hereto, before June 1, 1994.

         8.       Miscellaneous.

               (a) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

               (b) This Amendment may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment as of the day and year first above written.


                                     "LANDLORD"

                                     J & R SALES

                                      /s/ Russell L. Smith
                                     By:
                                     Printed Name:  Russell L. Smith
                                     Title:  Managing Partner

                                     "TENANT"

                                     LEONARD'S METAL, INC.

                                      /s/ Ronald S. Saks
                                     By:
                                     Printed Name:  Ronald S. Saks
                                     Title:  President

                       THIRD AMENDMENT TO LEASE AGREEMENT

         This Third Amendment to Lease Agreement (this "Amendment"), dated as of July 18, 1994, is made and entered into by and between J & R Sales, a Washington general partnership ("Landlord"), and Leonard's Metal, Inc., a Missouri corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant entered into that certain Lease Agreement dated as of June 28, 1988, as amended by a First Amendment to Lease Agreement dated as of August 1, 1989 and a Second Amendment to Lease Agreement dated as of June 15, 1993, relative to the lease of space at the property located at 204 "H" Street N.W., Auburn, Washington (together, the "Lease").

         B. Landlord and Tenant desire to amend the Lease on the terms and subject to the conditions below.

         C. Unless indicated to the contrary, all capitalized terms in this Amendment shall have the meaning given to them in the Lease.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals, the covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Expiration Date. The expiration date of the Initial Term is hereby changed from December 31, 1998 to December 31, 1999.

         2. Premises. Commencing January 1, 1995 and ending on the expiration date of the Initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant the balance of the space in the building, constituting an additional 17,536 square feet of space, (the "Additional Space") which shall be added to and included in the Premises.

         3. Rent During Initial Term. Notwithstanding any provision contained in the Lease to the contrary, Tenant agrees that the fixed annual rent payable by Tenant to Landlord from January 1, 1995 until the expiration of the Initial Term shall be $160,200.00, payable in equal monthly installments in the amount of $13,350.00.

         4. Delivery of Space. Unless the Additional Space has been subleased by Tenant to Hugh McNiven & Co. ("McNiven") as contemplated pursuant to Section 5 hereof, Landlord shall deliver possession of the Additional Space to Tenant on January 1, 1995 in "broom-clean" condition, with the office area repainted and with all plumbing, electrical, HVAC and other equipment, fixtures and systems serving the Additional Space in good working order. In the event that Landlord is delayed in so delivering possession of the Additional Space to Tenant due to any failure by McNiven to vacate the Additional Space at the end of the term of its lease therefor, Landlord shall not be liable for any damages incurred by Tenant as a result thereof provided that Landlord is making a diligent effort to cause McNiven to vacate the Additional Space. In the event of any such delay, the provisions of Section 2 hereof shall not take effect until Landlord has delivered possession of the Additional Space to Tenant in accordance with the requirements of this Section 4 and if Landlord has failed to so deliver possession to Tenant by April 1, 1995, Tenant shall have the right at any time thereafter (but prior to the delivery by Landlord to Tenant of possession of the Additional Space, as aforesaid) to terminate this Third Amendment by delivery of written notice thereof to Landlord. In the event of any such termination, neither Landlord nor Tenant shall have any further rights, obligations or liabilities under or pursuant to this Third Amendment, but the Lease shall, nevertheless, be and remain in full force and effect.

         5. Sublease to McNiven. Tenant hereby acknowledges that it has been informed by Landlord that McNiven may desire to continue to occupy the Additional Space during part or all of the first quarter of 1995, and Tenant hereby agrees to offer to sublease the Additional Space to McNiven pursuant to the terms and conditions of the sublease attached hereto as Exhibit A (the "Sublease"). In the event that McNiven does not accept such offer by executing the Sublease on or before November 1, 1994, Tenant shall have no further obligation to sublease the Additional Space to McNiven.

         6.       Guarantee of Sublease.

         (a) In the event that Tenant and McNiven enter into the Sublease, Landlord hereby guarantees to Tenant the full and prompt payment of rent and any and all other sums and charges payable by McNiven under the Sublease, and further hereby guarantees the full and complete and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by McNiven. Landlord hereby covenants and agrees that if default shall at any time be made by McNiven in the payment of any such rent or any and all other sums and charges payable by McNiven under the Sublease, of if McNiven should default in the full and complete performance and observance of any of the terms, covenants provisions or conditions contained in the Sublease, Landlord will forthwith pay such rent and other such sums and charges to Tenant and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions, and will forthwith pay to Tenant all damages that may arise in consequence of any default by McNiven under the Sublease, including without limitation, all reasonable attorneys' fees incurred by Tenant in connection with any such default and/or the enforcement of this
Section 6.

         (b) The foregoing guarantee is an absolute and unconditional guarantee of payment and of performance. It shall be enforceable against Landlord without the necessity for any suit or proceeding on the Tenant's part of any kind or nature whatsoever against the Landlord and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any other notice or demand, all of which Landlord hereby expressly waives. Landlord hereby expressly agrees that the obligations of Landlord hereunder shall in nowise be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by the Tenant against McNiven and/or Landlord of any of the rights or remedies reserved to the Tenant pursuant to the provisions of the Sublease.

         (c) Notwithstanding any provision to the contrary contained in the Lease, Tenant shall have the right to offset against any installments of rent or other sums or charges payable by Tenant to Landlord pursuant to the Lease, as amended hereby, any amount or amounts that may be payable from time to time by Landlord to Tenant pursuant to this Section 6.

         7.       Miscellaneous.

         (a) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

         (b) This Amendment may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment as of the day and year first above written.

                                    "LANDLORD"

                                    J & R SALES

                                     /s/ Russell L. Smith
                                    By:
                                    Printed Name:  Russell L. Smith
                                    Title:  Partner


                                    "TENANT"

                                    LEONARD'S METAL, INC.

                                     /s/ Duane E. Hahn
                                    By:
                                    Printed Name:  Duane E. Hahn
                                    Title:  Vice President - General Manager

                                                                      EXHIBIT A

                                    SUBLEASE


         THIS SUBLEASE is made as of July 25, 1994, by and between LEONARD'S METAL, INC., a Missouri corporation ("Sublandlord"), and HUGH McNIVEN & CO., a Washington corporation ("Subtenant").

         RECITALS:

         A. Sublandlord leases approximately 26,964 square feet of space in the building commonly known as 204-206 "H" Street, N.W., Auburn, Washington (the "Building") pursuant to a Lease Agreement, dated as of June 28, 1988, as amended by a First Amendment to Lease Agreement, dated as of August 1, 1989, and a Second Amendment to Lease Agreement, dated as of June 15, 1993, between J & R Sales, a Washington general partnership ("Prime Landlord"), as landlord, and Sublandlord, as tenant.

         B. Sublandlord and Prime Landlord have entered into a Third Amendment to Lease Agreement, dated as of July 18, 1994, further amending the aforesaid Lease Agreement, pursuant to which Sublandlord has leased the balance of the space in the Building, constituting an additional approximately 17,536 square feet of space (the "Additional Space"), effective as of January 1, 1995. A copy of the aforesaid Lease Agreement, as amended by the aforesaid First Amendment to Lease Agreement, Second Amendment to Lease Agreement and Third Amendment to Lease Agreement, is attached hereto as Exhibit A and is hereinafter called the "Prime Lease."

         C. The Additional Space is currently occupied by Subtenant pursuant to a lease between Subtenant and Prime Landlord that expires on December 31, 1994.

         D. Subtenant desires to sublease the Additional Space from Sublandlord on the terms and conditions set forth below.

         STATEMENT OF AGREEMENT:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.  Term/Termination.   Sublandlord  hereby  leases  to  Subtenant  and
Subtenant hereby leases from Sublandlord the Additional Space for a term commencing on January 1, 1995 and ending on June 30, 1995; provided that either party shall have the right to terminate this Sublease at any time by delivery of written notice thereof to the other party not less than thirty (30) days prior thereto.

         2. Rent. The base annual rent for the Additional Space shall be $63,129.60, payable in monthly installments in the amount of $5,260.80. Each such monthly installment shall be payable in advance on or before the first day of each month of the term hereof without set off, deduction, discount or abatement in lawful money of the United States of America.

         3. Additional Rent. In addition to base rent, Subtenant shall pay to Sublandlord 39.41% of all amounts which Sublandlord is obligated to pay to Prime Landlord pursuant to Section 6 of the Prime Lease with respect to any Expenses (as defined therein) paid or incurred by Prime Landlord during or with respect to any period within the term of this Sublease. Any and all such payments shall be made by Subtenant to Sublandlord within fifteen (15) days following the delivery by Sublandlord to Subtenant of an invoice therefor.

         4. Use/Condition. Subtenant shall use and occupy the Additional Space for office and warehouse purposes and for no other purpose. Subtenant accepts the Additional Space in its "as is" condition, and Subtenant acknowledges and agrees that Sublandlord is not required to alter or modify the Additional Space in any way for Subtenant.

         5. Alterations. Subtenant shall not alter or modify the Additional Space in any way without the prior written consent of Sublandlord.

         6. Incorporation of Terms of Prime Lease. Except as herein otherwise provided (expressly or by other provision made), all of the terms, covenants, provisions, conditions and limitations of the Prime Lease, except Sections 3, 4, 5, 8, 10, 14 and 20 thereof, are hereby incorporated by reference in and are hereby made and shall be deemed to be terms, covenants, provisions, conditions and limitations applicable to the Sublease herein for and during the entire term of this Sublease as fully and to the same extent as though each and every one of said terms, covenants, provisions, conditions and limitations were set forth at length herein, it being understood that all references in the Prime Lease to "Tenant" shall be deemed to refer to Subtenant herein. Subtenant hereby agrees to and hereby assumes the obligation to perform faithfully and to be bound by all of such terms, covenants, provisions, conditions and limitations of the Prime Lease for the periods covered by this Sublease.

         7. Insurance. Subtenant shall provide the same insurance for the Additional Space as that required of Sublandlord under the Prime Lease. Wherever the Prime Lease requires Sublandlord to name the Prime Landlord as an additional insured, then Subtenant shall be required by this Sublease to name the Prime Landlord and the Sublandlord as additional insureds.

         8. Assignment/Subleasing. Subtenant shall have no right to assign or sublet the Additional Space without the consent of the Sublandlord.

         9. Brokerage. Each party warrants and represents to the other that it has not dealt with any broker or finder in respect to this Sublease. Each party hereby agrees to indemnify and hold the other harmless from and against any liability that the other may sustain or incur by reason of its breach of the foregoing representation and warranty.

         10. Compliance with Prime Lease. Subtenant agrees that it will not do or permit to be done any act or thing which will cause or constitute a breach of the Prime Lease or which would give the Prime Landlord under the Prime Lease the right to cancel or terminate the Prime Lease. Sublandlord shall not be liable to the Subtenant for any default or failure on behalf of the Prime Landlord in the performance of its covenants and obligations under the Prime Lease.

         11. Quiet Enjoyment. Sublandlord covenants and agrees with Subtenant that upon Subtenant's paying the rents and observing and performing all of the terms, covenants, provisions, conditions and limitations of this Sublease (including the terms of the Prime Lease to the extent that the same are the obligations of Subtenant hereunder) on the Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Additional Space subject, nevertheless, to the terms, covenants, provisions, conditions, limitations of this Sublease and the Prime Lease.

         12. Representations and Warranties. Subtenant acknowledges that neither Sublandlord, nor any party on its behalf, has made any statements, warranties or representations with respect to the Additional Space or to the Building of which the same are a part, except as expressly set forth in this Sublease.

         13. Notices. All notices required or permitted to be given by either party to the other under this Sublease shall be effective only if given in writing and delivered personally by certified mail or registered mail, return receipt requested, addressed to the party to whom the notice is directed at that address noted below or to such other address as either party may, from time to time, designate by notice given to the other party pursuant to this paragraph. Notice shall be deemed to have been given upon receipt if delivered personally or as of the date of mailing as shown on the post office receipt therefor.

   If to Sublandlord:                          Leonard's Metal, Inc.
                                               204 "H" Street, N.W.
                                               Auburn, Washington 98002
                                               Attn:  Duane Hahn

     If to Subtenant:                            Hugh McNiven & Co.
                                                    c/o J & R Sales
                                                 1021 Mercer Street
                                                 Seattle, Washington  98109
                                                 Attn:  J. Reynolds

         14. Litigation Costs. In the event either party to this Sublease institutes legal proceedings against the other, the prevailing party in such proceeding shall be reimbursed for all of its costs and attorney's fees incurred therein by the losing party.

         15. Subrogation. Each party hereby waives subrogation against the other party for any claims or actions based upon any loss or damage caused by fire, explosion or other casualty (not limited to the foregoing) relating to the Additional Space or property therein.

         16. Entire Agreement, Amendments and Waivers. This Sublease contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

         17.      Interpretation.

                  (a) The Exhibit(s) hereto are incorporated herein by reference and made a part hereof.

                  (b)  The  headings  and  captions   herein  are  inserted  for
convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

                  (c) This Sublease and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) The provisions of Sections 3 and 9 and any other provisions hereunder which by their nature are to be performed subsequent to the termination or expiration of the term of this Sublease shall survive any such termination or expiration.

         IN WITNESS WHEREOF, this Sublease has been executed by the parties as of the day and year first above written.


                                          SUBLANDLORD:

                                          LEONARD'S METAL, INC.



                                          By:___________________________

                                             Its ________________________


                                          SUBTENANT:

                                          HUGH McNIVEN & CO.



                                          By:____________________________

                                             Its ________________________